REPORT OF
  INDEPENDENT
  CERTIFIED PUBLIC
  ACCOUNTANTS
  ON INTERNAL
  CONTROL



  The Board of Trustees
  The Purisima Funds
  Woodside, California


  In planning and performing our
  audit of the financial statements
  of Purisima Total Return Fund,
  Purisima Pure American Fund
  and Purisima Pure Foreign Fund,
  each a share of beneficial
  interest of The Purisima Funds
  for the year ended August 31,
  2003, we considered their
  internal control, including control
  activities for safeguarding
  securities, in order to determine
  our auditing procedures for the
  purpose of expressing our
  opinion on the financial
  statements and to comply with
  the requirements of Form N-
  SAR, not to provide assurance
  on internal control.

  The management of the Funds is
  responsible for establishing and
  maintaining internal control.   In
  fulfilling this responsibility,
  estimates and judgments by
  management are required to
  assess the expected benefits and
  related costs of controls.
  Generally, controls that are
  relevant to an audit pertain to
  the entity's objective of
  preparing financial statements
  for external purposes that are
  fairly presented in conformity
  with accounting principles
  generally accepted in the United
  States of America.   Those
  controls include the safeguarding
  of assets against unauthorized
  acquisition, use, or disposition.

  Because of inherent limitations
  in any internal control, errors or
  fraud may occur and not be
  detected. Also, projection of any
  evaluation of the internal control
  to future periods is subject to the
  risk that it may become
  inadequate because of changes
  in conditions or that the
  effectiveness of the design and
  operation may deteriorate.

  Our consideration of the internal
  control would not necessarily
  disclose all matters in internal
  control that might be material
  weaknesses under standards
  established by the American
  Institute of Certified Public
  Accountants.   A material
  weakness is a condition in which
  the design or operation of one or
  more of the internal control
  components does not reduce to
  a relatively low level the risk
  that misstatements caused by
  error or fraud in amounts that
  would be material in relation to
  the financial statements being
  audited may occur and not be
  detected within a timely period
  by employees in the normal
  course of performing their
  assigned functions.   However,
  we noted no matters involving
  internal control and its operation,
  including controls for
  safeguarding securities, that we
  consider to be material
  weaknesses, as defined above,
  as of August 31, 2003.

  This report is intended solely for
  the information and use of
  management and the Board of
  Trustees and Shareholders of
  The Purisima Funds and the
  Securities and Exchange
  Commission, and is not intended
  to be and should not be used by
  anyone other than these
  specified parties.




    TAIT, WELLER &
  BAKER
  Philadelphia, Pennsylvania
  September 26, 2003